SUMMARY PROSPECTUS FOR NEW INVESTORS

LiveWell Variable Annuity Summary Prospectus

February 22, 2022

An Individual Flexible Premium Deferred Variable Annuity

issued by: Midland National Life Insurance Company

through the Midland National Life Separate Account C

This summary prospectus summarizes key features of the LiveWell Variable Annuity Contract (the “Contract”).

In this prospectus “we,” “our,” “us,” “Midland National,” and “Company” mean Midland National Life Insurance Company, “you” and “your” mean the owner of the Contract. We refer to the person who is covered by the Contract as the “annuitant,” because the annuitant and the owner might not be the same.

Before you invest, you should review the prospectus for the Contract, which contains more information about the features, benefits and risks. You can find this document and other important information about the Contract online at www.SRSLiveWell.com. You can also obtain this information at no cost by calling (866) 747-3421, or by sending an email request to SecuritiesPI@sfgmembers.com.

You may cancel your Contract within 10 days of receiving it without paying fees or penalties. In some states, this cancellation period may be longer. Upon cancellation, you will receive either a full refund of the amount you paid with your application or your total contract value. You should review the prospectus, or consult with your financial professional, for additional information about the specific cancellation terms that apply.

Beginning in January 1, 2022, as permitted by regulations adopted by the Securities and Exchange Commission, paper copies of the shareholder reports for portfolios available under your Contract will no longer be sent by mail, unless you specifically request paper copies of the reports from us. Instead, the reports will be made available on a website, and you will be notified by mail each time a report is posted and provided with a website link to access the report.

If you already elected to receive shareholder reports electronically, you will not be affected by this change and you need not take any action. You may elect to receive shareholder reports and other communications from us electronically by contacting our Customer Service Center at (866) 747-3421.

You may elect to receive all future reports in paper free of charge. You can inform us that you wish to continue receiving paper copies of your shareholder reports by contacting the Customer Service Center at the toll-free number referenced immediately above. Your election to receive reports in paper will apply to all portfolios available under your Contract.

Additional general information about certain investment products, including variable annuities, has been prepared by the Securities and Exchange Commission’s staff and is available at Investor.gov.

Table of Contents

Definitions	3

Important Information You Should Consider About The Contract	5

Annual Expenses	5

Overview Of The Contract	7

Benefits Available Under The Contract	8

Buying The Contract	10

Making Withdrawals: Accessing The Money In Your Contract	11

Additional Information About Fees	11

Transaction Expenses	11

Annual Contract Expenses	12

Annual Fund Expenses	13

Example	13

Appendix – Separate Account Investment Options	15

LiveWell Variable Annuity

DEFINITIONS

For your convenience, below is a glossary of the special terms we use in this summary prospectus. These terms are generally in bold face type throughout the document.

Accumulation Value means the sum of the amounts you have in the investment option(s) of our separate account under your in force Contract. This may also be referred to as account value.

Annuitant means the person whose life is used to determine the amount and duration of any annuity payments involving life contingencies. The annuitant may not be changed during the annuitant’s lifetime.

Annuitization means an election of an annuity payment option.

Annuitize means an election to receive regular income payments from your Contract under one of the annuity payment options. An election to annuitize your Contract may be irrevocable. If you elect to annuitize your Contract, you will no longer be able to exercise any liquidity (e.g., withdrawal or surrender) provision that may have previously been available.

Beneficiary means the person or persons to whom the Contract’s death benefit will be paid in the event of the death of the owner.

Business Day means any day the New York Stock Exchange is open for regular trading. Our business day ends when the New York Stock Exchange closes for regular trading, generally 3:00 p.m. Central Time.

Company (or we/us) means Midland National Life Insurance Company.

Contract Anniversary means the same date in each Contract year as the issue date.

Contract Quarter means a three-month period that starts on the same date as the issue date in each three-month period. For this purpose, if the issue date is not a calendar date in every month, then we look forward to the first day of the next calendar month. For example, assume a Contract is issued on January 31st; Contract quarters will begin on the first day of each quarter (May 1, July 31, and October 31).

Contract Year means a year that starts on the issue date or on each Contract anniversary thereafter.

Customer Service Center means where you must send correspondence, service or transaction requests, and inquiries to P.O. Box 9261, Des Moines, Iowa, 50306-9261 or via fax (866) 511-7038. The toll free telephone number is (866) 747-3421. Please note: Premium payments must be sent to P.O. Box 9261, Des Moines, Iowa, 50306-9261. The overnight mailing address is Midland National, 8300 Mills Civic Parkway, West Des Moines, Iowa 50266-3833. This should only be used for mail delivered via a courier.

Death Benefit means the amount that we will pay to the beneficiary in the event of the death of the owner if the Contract is still in force. The amount of the death benefit will be determined as of the business day that our Customer Service Center receives the required documentation in good order.

Good Order means all of the information necessary to process a transaction, as we determine in our discretion. Transaction requests will generally be processed on the business day they are received at the Customer Service Center as long as the request is in good order.

Investment Option means an option or division of our separate account which invests exclusively in one share class of one investment portfolio of a Trust or Fund. Usage of the term Investment Division shall have the same meaning as Investment Option(s) throughout this prospectus.

Issue Age means the age of the owner on the last birthday before the issue date.

Issue Date means the date the Contract goes into effect and from which Contract anniversaries, Contract months, Contract quarters, and Contract years are determined.

Maturity Date means the date, specified in your Contract, on which income payments will begin. The earliest possible maturity date is the first Contract anniversary at which time you may annuitize your full accumulation value. The maximum maturity date is the Contract anniversary immediately following the annuitant’s 115th birthday.

LiveWell Variable Annuity

Net Premium means (1) if you do not elect an Optional Value Endorsement, total premiums received less any reductions for partial withdrawals on a pro-rata basis; and (2) if you do elect an Optional Value Endorsement, this means total premiums received less any reductions for partial withdrawals and less applicable surrender charges on a pro-rata basis.

Owner means the person(s) or entity that is named in the application or on the latest change filed with us who is entitled to exercise all rights and privileges provided in the Contract.

Principal Office means Midland National Life Insurance Company’s principal place of business located at 8300 Mills Civic Parkway, West Des Moines, IA 50266. Please note: You must send all correspondence, service or transaction requests, inquiries, and premium payments to our Customer Service Center.

Remaining Premium means if you elect the Optional Value Endorsement, the premium payments made less the partial withdrawals taken and less any surrender charges on a dollar for dollar basis.

Separate Account means the Midland National Life Separate Account C which receives and invests your premiums under the Contract. Our separate account is divided into subaccounts.

Surrender Value means (1) if you do not elect an Optional Value Endorsement, the separate account accumulation value on the date of surrender less the quarterly Contract maintenance fee and any state premium tax, if applicable; and (2) if you do elect an Optional Value Endorsement, this means the separate account accumulation value on the date of surrender less any applicable surrender charge, quarterly Contract maintenance fee and any state premium tax, if applicable. This may also be referred to as cash surrender value.

LiveWell Variable Annuity

IMPORTANT INFORMATION YOU SHOULD CONSIDER ABOUT THE CONTRACT

FEES AND EXPENSES				LOCATION IN THE PROSPECTUS
Charges for Early Withdrawals

Owners who have a Contract without an Optional Value Endorsement can make withdrawals without being assessed a surrender charge. If you elect the Optional 5-, 6- or 7-Year Value Endorsement on your application, you elect to add a 5-, 6- or 7-year surrender charge period (the number of years the surrender charge remains in effect as applied to each premium payment). In exchange for a 5-, 6- or 7-year declining surrender charge for each premium payment, we will reduce the separate account annual expenses by 0.10% (5-year), 0.15% (6-year) or 0.20% (7-year) which is a percentage of the average daily accumulation value. This reduction will lower the total fees deducted from your separate account accumulation value. Electing this endorsement will benefit owners who do not surrender the Contract or take partial withdrawals, in excess of the annual free withdrawal amount, during the surrender charge period.

If you withdraw more than the free withdrawal amount from your policy during the surrender charge period you selected, you will be assessed a surrender charge. The maximum surrender charge is 8% of the amount withdrawn during the first two Contract Years, declining to 0% over a 7-year surrender charge period. For example, if you make an early withdrawal within the first Contract Year, you could pay a surrender charge of up to $8,000 on a $100,000 investment.

				Charges, Fees and Deductions – Optional Value Endorsement-Surrender Charges

Transaction Charges	You may also be charged for other transactions, such as fund transfers when transferring between investment options more than 15 times a year, or if you request expedited delivery or wire transfer of funds.			Charges, Fees and Deductions – Transfer Charge

Ongoing Fees and Expense (annual charges)

The table below describes the fees and expenses that you may pay each year, depending on the options you choose. Please refer to your Contract specifications page for information about the specific fees you will pay each year based on the options you have elected.

				Summary – Fee Table – Annual Expenses Annual Fund Expenses
	Annual Fee	Min	Max
	Base Contract[1]
	Mortality and Expense Risk Charge	0.75%	0.75%
	Asset Based Administration Charge	0.35%	0.35%
	Contract Maintenance Fee[2]	0.00%	0.60%
	Total	1.10%	1.70%
	Investment Options[3] (Portfolio fees and expenses)	0.58%	2.62%

[1] As a percentage of accumulated value in each Investment Option.

[2]   Minimum assumes contract over $50,000 so no fee is assessed. Maximum assumes the maximum fee of $60 per year over the minimum contract issue size of $10,000.

As a percentage of average daily net assets of the Investment Option before any applicable waivers.

LiveWell Variable Annuity

Annual Fee	Min	Max
Optional benefits available for an additional charge
Return of Premium Death Benefit	0.25%	0.25%
Enhanced Death Benefit	0.55%	0.55%

Because your Contract is customizable, the choices you make affect how much you will pay. To help you understand the cost of owning your Contract, the following table shows the lowest and highest cost you could pay each year, based on current charges. This estimate assumes that you do not take withdrawals from the Contract, which could add Surrender Charges that substantially increase costs.			Additional Information about LiveWell Variable Annuity – Suitability of the Contract

LOWEST ANNUAL COST: $1,347	HIGHEST ANNUAL COST: $3,410

Assumes:

•  Investment of $100,000

•  5% annual appreciation

•  Least expensive combination of Contract charges and Fund fees and expenses

•  No optional death benefits

•  Selection of the 7-year Optional Value Endorsement

•  No additional purchase payments, transfers or withdrawals

Assumes:

•  Investment of $100,000

•  5% annual appreciation

•  Most expensive combination of the Contract charges, additional benefits, and Fund fees and expenses

•  No Optional Value Endorsement

•  No additional purchase payments, transfers or withdrawals

Summary – Fee Table – Example

RISKS
Risk of Loss	You can lose money by investing in this Contract.	Summary – Principal Risks of Investing in the Contract

Not a Short-Term Investment	The Contract is designed to aid in long-term financial planning and provides for accumulation of capital on a tax-deferred basis for retirement or other savings needs.	Summary – Principal Risks of Investing in the Contract

Risks Associated with Investment Options	An investment in the Contract is subject to the risk of poor investment performance and can vary depending on the performance of the investment options you choose. Each investment option has its own unique risks. You should review the investment options before making an investment decision.	Summary – Principal Risks of Investing in the Contract

Insurance Company Risks

Investing in the Contract is subject to the risks related to the

Company. Any obligations, guarantees, or benefits are subject to the claims-paying ability of the Company, and our long term ability to make such payments, and are not guaranteed by any other party.

There is no guarantee that we will be able to meet our

claims paying obligations; there are risks to purchasing any insurance product.

Additional Information – Midland National Life Insurance Company

LiveWell Variable Annuity

RESTRICTIONS
Investments

•  We do not currently charge a fee for transfers among Investment Options but reserve the right to impose a transfer fee of $15.

•  We reserve the right to add, remove or substitute Investment Options.

•  The Company also has policies and procedures that attempt to detect and deter frequent transfers.

Detailed Information About the Contract – Your Accumulation Value – Transfers of Accumulation Value; Transfer Limitations

Optional Benefits

•  Certain optional benefits may limit withdrawals or other rights under the Contract. Under certain benefits, a withdrawal could reduce the value of a benefit by more than the dollar amount of the withdrawal.

•  Not all optional benefits are available through all broker-dealers and may vary by state or date of purchase.

•  We may modify or discontinue offering an optional benefit at any time.

Summary – Features of Livewell Variable Annuity – Death Benefit

TAXES

Tax Implications

•  You should consult with a tax professional to determine the tax implications of an investment in and purchase payments received under the Contract.

•  There is no additional tax deferral benefit if you purchase the Contract through a tax-qualified plan or individual retirement account (IRA).

•  Earnings in the Contract are taxed at the ordinary income tax rates when you make the withdrawal, and a penalty may apply if you make the withdrawal before age 59 1/2.

Federal Tax Status

CONFLICTS OF INTEREST

Investment Professional Compensation	Financial professionals will receive compensation for selling the Contract. The financial professional will receive a base commission and may also receive trailing compensation based on the Contracts’ accumulation value. Financial professionals may have an incentive to offer or recommend the Contract over another investment.	Additional Information – Distribution of the Contracts

Exchanges	Some financial professionals may have a financial incentive to offer you a new contract in place of the one they already own. You should only exchange your Contract if you determine, after comparing the features, fees, and risks of both contracts, that it is preferable for you to purchase the new Contract rather than continue to own the existing contract.	Detailed Information about the Contact – Tax-Free “Section 1035” Exchanges

OVERVIEW OF THE CONTRACT

What is the Contract, and what is it designed to do?

The LiveWell Contract is an individual flexible premium deferred variable annuity contract intended to help you accumulate assets for retirement through the various investment options offered.

The Contract also offers death benefits to help protect your designated beneficiaries. Through the annuitization feature, the Contract can supplement your retirement income by providing a stream of income payments. The Contract also offers certain optional living benefits. Lastly, annuities provide you the option of electing from several types of annuity payments (settlement options), that can be guaranteed for a set timeframe or for your lifetime.

This Contract is intended for those who with a long investment time horizon. It may not be appropriate if you need to make early or frequent withdrawals, intend to engage in frequent trading in the investment options or plan to use this as a short-term investment.

LiveWell Variable Annuity

What are the phases of the Contract?

The Contract has two phases, the accumulation phase and the income phase.

During the accumulation phase, you may make one or more premium payments and can transfer the accumulation value between the various investment options which may be subject to some limitations. Additional information about the available investment options can be found in the “APPENDIX – SEPARATE ACCOUNT INVESTMENT OPTIONS” at the end of this document.

The income phase begins when we begin making payments to you. If you elect to annuitize the Contract, all or part of your accumulation value is converted into guaranteed annuity payments.

What are the Contract’s primary features?

Investment Options: The Contract provides the opportunity for tax-deferred growth by allocating the accumulation value to a the investment options offered.

Tax Treatment: The premium payments you put into the Contract have accumulate on a tax-deferred basis. This means earnings are not taxed until money is withdrawn from the Contract such as: (1) making a withdrawal from the Contract, (2) receiving systematic payments from the Contract or (3) at the time the death benefit is paid.

Dollar Cost Averaging: You may choose to have automatic periodic transfers made monthly, quarterly, semi-annually or annually of a predetermined dollar amount from the source account (any investment option) into one or more of the other investment options offered under the Contract. The dollar cost averaging program allows such investments to be made in installments over time.

Portfolio Rebalancing: This allows you to have us automatically reset the percentage of the accumulation value allocated to each investment option to a pre-set percentage level quarterly, semi-annually, or annually. This can help you select a specific asset allocation and maintain it over time. The portfolio rebalancing program is not available when there is an active DCA program on the Contract.

Death Benefits: The Contract offers a basic death benefit for your beneficiaries, ensuring they receive the minimum of your accumulation value. There are also two optional death benefits you may elect, for an additional charge, that may increase the death benefit.

Annuity Payment Options: You may elect to convert all or some of your accumulation value into guaranteed annuity payments from us. The death benefit, if any, would then depend on the annuity payment option you select.

BENEFITS AVAILABLE UNDER THE CONTRACT

Optional Death Benefits for Additional Fee

Name of Benefit	Purpose	Maximum Fee	Brief Description of Restrictions or Limitations
Return of Premium Death Benefit	Pays the greater of the accumulation value or net premium.	0.25%

•   Can only be elected at the time of application.

•   Maximum owners issue age for this benefit is age 90 if the Optional Value Endorsement is not elected and is age 85 if the Optional Value Endorsement is elected.

•   Withdrawals could significantly reduce the benefit.

LiveWell Variable Annuity

Enhanced Death Benefit	Pays the greatest of the accumulation value, net premium, or the annual step-up value from the most recent prior Contract anniversary, adjusted for any additional premiums and partial withdrawals.*	0.55%	• Can only be elected at the time of application. • Maximum owners issue age for this benefit is age 80 • Withdrawals could significantly reduce the benefit.

*	See “APPENDIX B – ENHANCED DEATH BENEFIT EXAMPLES” of the statutory prospectus.

Optional Surrender Charge (Fee Reduction)

Name of Benefit	Purpose	Maximum Surrender Charge	Brief Description of Restrictions or Limitations
5-Year Optional Value Endorsement	In exchange for a fee reduction (-10% annual expenses), a 5-year surrender charge schedule will apply to all premium payments made to the contract.	7%**	A surrender charge will be deducted from any applicable partial withdrawal or surrender made within the first 5 years of each premium payment that exceeds the penalty free withdrawal amount.

6-Year Optional Value Endorsement	In exchange for a fee reduction (-0.15% annual expenses), a 6-year surrender charge schedule will apply to all premium payments made to the contract.	7%**	A surrender charge will be deducted from any applicable partial withdrawal or surrender made within the first 6 years of each premium payment that exceeds the penalty free withdrawal amount.

7-Year Optional Value Endorsement	In exchange for a fee reduction (-0.20% annual expenses), a 7-year surrender charge schedule will apply to all premium payments made to the contract.	8%**	A surrender charge will be deducted from any applicable partial withdrawal or surrender made within the first 7 years of each premium payment that exceeds the penalty free withdrawal amount.

**	As a percentage of Premium Withdrawn. See Additional Information About Fees – Transaction Expenses.

Other Benefits with No Additional Fee

Name of Benefit	Purpose	Brief Description of Restrictions or Limitations
Dollar Cost Averaging (DCA)	Enables you to make monthly, quarterly, semi-annual or annual transfers of a predetermined dollar amount from the DCA source account (any investment option) into one or more of the investment options.

•   Accumulation value must be at least $10,000 to initiate the DCA program.

•   The minimum monthly amount to be transferred using DCA is $100.

•   Only one active DCA program is allowed at a time.

•   DCA and portfolio rebalancing are not available at the same time.

LiveWell Variable Annuity

Free Withdrawal Amount	Even if you elect an Optional Value Endorsement you may withdraw up to 10% of your remaining premiums (premiums paid less partial withdrawals on a dollar for dollar basis) each Contract year without incurring a surrender charge.	If the free withdrawal amount is not withdrawn or if less than 10% is withdrawn, the amount not taken during the Contract year will not be carried over to subsequent years.

Portfolio Rebalancing	Allows you to have us automatically reset the percentage of accumulation value allocated to each investment option to a pre-set percentage level on a quarterly, semi-annual, or annual basis.	• Portfolio Rebalancing program is not available when there is an active DCA program. • The accumulation value must be at least $10,000 to initiate a portfolio rebalancing program.

Systematic Withdrawals	Allows you to have a portion of the accumulation value withdrawn automatically.	If you have elected the Optional Value Endorsement, then a surrender charge (in excess of the free withdrawal amount) will be assessed. The surrender charge is based on the withdrawal amount and the amount of time that has elapsed since each premium payment.

BUYING THE CONTRACT

How do I buy the Contract?

In order to purchase a Contract, you must complete an application with your financial professional. The financial professional will then submit the application, with your initial premium payment or other required paperwork, to us. We reserve the right to reject any application or initial premium payment.

What are the requirements to buy the Contract?

You may allocate your premium payments to the investment options offered in connection with the Contract. Currently, we do not limit the maximum number of investment options. However, we reserve the right to limit the maximum number of investment options invested in at any one time.

Qualified & Non-Qualified Contracts
Minimum Initial Premium Payment	$10,000 We may, at our discretion, waive the initial premium requirement.
Minimum Subsequent Premium Payments	$1,000 By current company practice, we will also accept additional payments via automatic bank draft in amounts of $100.
Maximum Premium Payments	$2,000,000 without prior approval. All annuities you maintain with Midland National not to exceed $5,000,000 without prior approval.

When will my Premiums be credited to my Contract?

We will issue your Contract after we receive your first Premium and all information that we require for the issuance of the Contract. If we do not receive all of the information required we will contact you or your representative for the necessary information. If we are unable to complete this within five business days, we will return your money.

Subsequent Premium payments should be sent to one of the following addresses:

LiveWell Variable Annuity

Regular Mail P.O. Box 9261, West Des Moines, Iowa 50266	Express Mail 8300 Mills Civic Parkway, West Des Moines, Iowa 50266

MAKING WITHDRAWALS: ACCESSING THE MONEY IN YOUR CONTRACT

What should I know about surrenders and partial withdrawals?

If you request a surrender or withdrawal before annuity payments begin, we will pay all or part of the surrender value of the Contract (accumulation value less surrender charges, and taxes if applicable). Partial withdrawals must be for at least $1,000 or more (except for systematic withdrawals) and cannot reduce your accumulation value to less than $500.

You may request partial withdrawals up to $25,000 via telephone, four times a calendar year per Contract, provided prior written authorization has been received by us. You will be required to verify personally identifiable information at the time you request a partial withdrawal. If there are joint owners, both owners must be on the telephone at the time of request.

When will you process my request?

Your request will be processed once we receive it in good order. If we receive your request before the close of business of the New York Stock Exchange, usually 4:00 p.m. Eastern Time, it will receive that day’s value. We will pay the proceeds from a surrender or partial withdrawal, in good order, within seven days after the surrender is made.

Are there tax consequences if I take a surrender or partial withdrawal?

A partial withdrawal or surrender may result in adverse tax consequences, which can including 10% federal tax penalty, if applicable. For all partial withdrawals and surrenders, you should consider the tax implications before you make a request. For more complete instructions pertaining to your individual circumstances, please contact our us at (800) XXX-XXXX.

ADDITIONAL INFORMATION ABOUT FEES

The following tables describe the fees and expenses for the Contract, that you will pay when purchasing, owning, making partial withdrawals and surrendering the Contract. Please refer to your Contract for information about the specific fees you will pay each year based on the options you have elected.

The first table describes the fees and expenses that you will pay at the time that you buy the Contract, surrender or make withdrawals from the Contract, or transfer Accumulated Value between investment options. State premium taxes are not currently deducted.

Transaction Expenses

Contract Owner Transaction Expenses without an Optional Value Endorsement	Maximum Charge
Sales Load Imposed on Premiums	None
Surrender Charge (as a percentage of premiums withdrawn)	None
State Premium Tax[1]	0% to 3.5%
Transfer Charge[2]	$15

Contract Owner Transaction Expenses with an Optional Value Endorsement	Maximum Charge
Sales Load Imposed on Premiums	None
Surrender Charge (as a percentage of premiums withdrawn)	8.0%[3]
State Premium Tax[1]	0% to 3.5%
Transfer Charge[2]	$15

[1]	State premium tax is based on current resident state and varies by state. If applicable in your state, it is generally payable upon full surrender, death, maturity or annuitization.
[2]	Currently the charge is $0, but we reserve the right to charge $15 per transfer for transfers in excess of 15 per Contract year.
[3]	See the table below.

LiveWell Variable Annuity

Length of Time From Each Premium Payment (Number of Years)	5-Year Value Endorsement (As a Percentage of Premium Withdrawn)	6-Year Value Endorsement (As a Percentage of Premium Withdrawn)	7-Year Value Endorsement (As a Percentage of Premium Withdrawn)
0	7%	7%	8%
1	6%	6%	7%
2	5%	5%	6%
3	4%	4%	5%
4	3%	3%	4%
5	0%	2%	3%
6	0%	0%	2%
7+	0%	0%	0%

The next table describes the fees and expenses that you will pay each year during the time that you own the

Contract (not including Portfolio fees and expenses).

If you choose to purchase an optional benefit, you will pay additional charges, as shown below. You may only add an optional benefit at the time of application.

Annual Contract Expenses

Base Contract Maintenance Fee (Annual Rate)[1]	$40
[1]

This fee is collected on a quarterly basis (10 dollars per quarter) at the beginning of each Contract quarter, on or before the maturity date, and on full surrender. If your accumulation value or net premium is greater than $50,000 at the beginning of Contract quarter, at the time of full surrender or on the maturity date, then we will not charge a Contract maintenance fee.

Separate Account Annual Expenses (as a percentage of average accumulation value)
Mortality & Expense Risk Charge	0.75%
Asset Based Administration Charge	0.35%
Total Separate Account Annual Expenses - No Optional Value Endorsement	1.10%
5-Year Optional Value Endorsement (Annual Expense Reduction)	-.10%
Total Separate Account Annual Expenses with 5-Year Optional Value Endorsement	1.00%
6-Year Optional Value Endorsement (Annual Expense Reduction)	-.15%
Total Separate Account Annual Expenses with 6-Year Optional Value Endorsement	0.95%
7-Year Optional Value Endorsement (Annual Expense Reduction)	-.20%
Total Separate Account Annual Expenses with 7-Year Optional Value Endorsement	0.90%
Optional Death Benefits
Return of Premium Death Benefit	0.25%
Enhanced Death Benefit	0.55%

LiveWell Variable Annuity

Annual Fund Expenses

The next table shows the minimum and maximum total annual operating expenses charged by the Portfolios that you may pay periodically during the time that you own the Contract. A complete list of the Portfolios corresponding to investment options available under the Contract, including their annual expenses, may be found at the back of this document in “APPENDIX – SEPARATE ACCOUNT INVESTMENT OPTIONS.”

	Lowest	Highest
Expenses that are deducted from portfolio assets, including management fees, distribution and/or service (12b-1) fees, and other expenses (before reimbursements and/or fee wavers) as of 12/31/2021	0.58%	2.62%
Expenses after reimbursements and/or fee waivers as of 12/31/2021	0. 58%	2.38%[1]

[1]

The Expenses after reimbursements and/or fee waivers as of 12/31/2021 line in the above table shows the minimum and maximum fees and expenses charged by all of the Portfolios after taking into account contractual fee waiver or reimbursement arrangements in place. Those contractual arrangements are designed to reduce the Annual Portfolio Operating Expenses and will continue for at least one year from the date of this prospectus.

Example

The following examples are intended to help you compare the cost of investing in the Contract with the cost of investing in other variable annuity contracts. These costs include owner transaction expenses, quarterly Contract maintenance fee based on the annualized fee, Separate Account annual expenses, and portfolio operating expenses.

The examples assume that you invest $100,000 in the Contract for the time periods indicated. The Examples also assume that your investment has a 5% return each year. Although your actual costs may be higher or lower, based on these assumptions, your costs would be:

Example 1: This example assumes the highest charges that can be imposed once the Contract is issued (i.e., 1.65% separate account annual expenses and $40 annual contract maintenance fee), the Enhanced Death Benefit and the highest level of portfolio expenses (without waiver of fees or expenses), without the Optional Value Endorsement.

Whether or not you surrender or annuitize your Contract at the end of the applicable time period:

1 Year	3 Years	5 Years	10 Years
$4,325	$13,065	$21,925	$44,617

Example 2: This example assumes the highest charges that can be imposed once the Contract is issued (i.e., 1.55% separate account annual expenses and $40 annual contract maintenance fee) highest level of portfolio expenses (without waivers of fees or expenses), with the Optional 5-Year Value Endorsement and the Enhanced Death Benefit.

(1)	If you surrender or annuitize your Contract at the end of the applicable time period:

1 Year	3 Years	5 Years	10 Years
$10,527	$17,281	$24,170	$43,801

(2)	If you do NOT surrender your Contract:

1 Year	3 Years	5 Years	10 Years
$4,227	$12,781	$21,470	$43,801

Example 3: This example assumes the lowest level of portfolio expenses (without waivers of fees or expenses), with the Optional 7-Year Value Endorsement and Enhanced Death Benefit (i.e., 1.45% separate account annual expenses and $40 annual contract maintenance fee).

LiveWell Variable Annuity

(1)	If you surrender or annuitize your Contract at the end of the applicable time period:

1 Year	3 Years	5 Years	10 Years
$9,301	$11,888	$14,736	$24,001

(2)	If you do NOT surrender your Contract:

1 Year	3 Years	5 Years	10 Years
$2,101	$6,488	$11,136	$24,001

Example 4: This example assumes the lowest level of portfolio expenses (without waivers of fees or expenses), the return of premium death benefit, and without the Optional Value Endorsement (i.e., 1.35% separate account annual expenses and $40 annual contract maintenance fee).

Whether or not you surrender or annuitize your Contract at the end of the applicable time period:

1 Year	3 Years	5 Years	10 Years
$2,000	$6,184	$10,624	$22,958

The examples do not reflect state premium taxes (which may range up to 3.5%, depending on the jurisdiction).

These examples should not be considered a representation of past or future expenses. Actual expenses may be greater or lower than those shown. The assumed 5% annual rate of return is purely hypothetical; past or future returns may be greater or less than the assumed hypothetical return.

APPENDIX – SEPARATE ACCOUNT INVESTMENT OPTIONS

The following is a list of investment options available under the Contract. More information about the investment options is available in the prospectuses for the investment options, which may be amended from time to time and can be found online at www.srslivewell.com/prospectus. You can also request this information at no cost by calling 866-747-3421 or by sending an email request to SecuritiesPI@sfgmembers.com.

The current expenses and performance information below reflects fees and expenses of the Funds, but does not reflect the other fees and expenses that your Contract may charge. Expenses would be higher and performance would be lower if these charges were included. Each Fund’s past performance is not necessarily an indication of future performance.

Investment Type	Name	Firm Name	Prospectus Gross Expense Ratio	Prospectus Net Expense Ratio	1-Year Return	5-Year Return	10- Year Return

Seeks to maximize total return consistent with the Adviser’s determination of reasonable risk.	AB VPS Dynamic Asset Allocation B2	AllianceBernstein	1.07	1.06	9.28	6.94	6.04

Seeks long-term growth of capital.	AB VPS Small Cap Growth B2 3	AllianceBernstein	1.33	1.15	9.2	24.73	17.82

Seeks long-term growth of capital.	AB VPS Small/Mid Cap Value B	AllianceBernstein	1.08	1.08	35.6	9.88	12.85

Seeks long-term capital appreciation.	Alger Capital Appreciation S	Alger	1.18	1.18	18.83	23.87	18.76

LiveWell Variable Annuity

Seeks investment results that correspond generally to the price and yield performance of its underlying index, the Alerian Energy Infrastructure Index.	ALPS/Alerian Energy Infrastructure III[2]	ALPS	1.4	1.3	37.77	-0.04

Seeks to maximize total return, which consists of appreciation on its investments and a variable income stream.	ALPS/Red Rocks Global Opportunity III[2]	ALPS	2.62	2.38	23.93	15.66

Seeks long-term capital growth and current income by investing approximately 60% of its assets in equity securities and the remainder in bonds and other fixed-income securities.	American Century VP Balanced II2	American Century Investments	1.15	1.08	15.48	11.06	9.63

Seeks capital growth by investing in common stocks. Income is a secondary objective.	American Century VP Discplnd Cor Val II	American Century Investments	0.95	0.95	23.34	13.69	13.42

Seeks long-term total return using a strategy that seeks to protect against U.S. inflation.	American Century VP Inflation Prot II	American Century Investments	0.72	0.72	6.27	5.02	2.82

Seeks long-term capital growth. Income is a secondary objective.	American Century VP Mid Cap Value II2	American Century Investments	1.01	0.91	23.02	9.25	12.68

Seeks long-term capital growth.	American Century VP Ultra® II2	American Century Investments	1.05	0.95	22.99	26.85	20.05

LiveWell Variable Annuity

Seeks long-term capital growth. Income is a secondary objective.	American Century VP Value II2	American Century Investments	0.98	0.88	24.28	9.39	11.89

Seeks to provide high total return (including income and capital gains) consistent with preservation of capital over the long term.	American Funds IS® Asset Allocation 4	American Funds	0.8	0.8	14.84	11.43	11.12

The fund has two primary investment objectives. It seeks (1) to provide a level of current income that exceeds the average yield on US stocks generally and (2) to provide a growing stream of income over the years. The fund’s secondary objective is to provide growth of capital.	American Funds IS® Capital Inc Builder®4[2]	American Funds	1.03	0.78	14.68	7.97

Seeks to provide long-term growth of capital while providing current income.	American Funds IS® Capital Wld Gr&Inc 4[2]	American Funds	1.16	0.93	14.46	12.99	11.42

Seeks to provide long-term growth of capital.	American Funds IS® Global Growth 4	American Funds	1.06	1.06	16.14	19.4	15.44

Seeks to provide long-term growth of capital.	American Funds IS® Global Small Cap 4	American Funds	1.24	1.24	6.43	15.16	12.26

Seeks to provide growth of capital.	American Funds IS® Growth 4	American Funds	0.86	0.86	21.68	25.12	19.46

Seeks to achieve long-term growth of capital and income.	American Funds IS® Growth-Income 4	American Funds	0.8	0.8	23.8	16.1	15.17

LiveWell Variable Annuity

Seeks to provide long-term growth of capital.	American Funds IS® International 4	American Funds	1.05	1.05	-1.71	9.37	7.91

Seeks to provide long-term growth of capital while providing current income.	American Funds IS® Intl Gr And Inc 4[2]	American Funds	1.18	1.04	5.09	8.49	6.75

Seeks long-term capital appreciation.	American Funds IS® New World 4[2]	American Funds	1.27	1.09	4.63	12.96	8.43

Seeks to provide current income, consistent with the maturity and quality standards applicable to the fund, and preservation of capital and liquidity.	American Funds IS® Ultra-Short Bond 4	American Funds	0.87	0.87	-0.72	0.34	-0.07

Seeks to provide a high level of current income consistent with preservation of capital.	American Funds IS® US Government Secs 4[2]	American Funds	0.89	0.73	-0.87	3.04	2.11

Seeks to produce income exceeding the average yield on U.S. stocks generally and to provide an opportunity for growth of principal consistent with sound common stock investing.	American Funds IS® Washington Mut Inv 4[2]	American Funds	0.93	0.77	27.51	12.22	13.56

Seeks to provide total return.	BlackRock 60/40 Trgt Allc ETF VI III[2]	BlackRock	0.95	0.62	11.7	10.99

Seeks high total investment return.	BlackRock Advantage Lg Cp Cor V.I. III2 3	BlackRock	0.96	0.84	28.06	17.79	15.45

Seeks capital appreciation and, secondarily, income.	BlackRock Basic Value V.I. 3[2]	BlackRock	1.12	1.01	21.34	8.94	11.28

LiveWell Variable Annuity

Seeks long-term growth of capital.	BlackRock Capital Appreciation V.I. III2 3	BlackRock	1.19	1.08	20.89	25.03	18.26

Seeks long-term total return and current income.	BlackRock Equity Dividend V.I. III[2]	BlackRock	1.12	0.92	20.3	11.36	11.56

Seeks high total investment return.	BlackRock Global Allocation V.I. III[2]	BlackRock	1.13	1.01	6.42	9.71	7.68

Seeks long-term capital growth.	BlackRock Large Cap Focus Gr V.I. III[2]	BlackRock	1.16	1.03	17.78	24.31	19.05

Seeks investment results that correspond to the total return performance of U.S. common stocks, as represented by the S&P 500 Index.	Calvert VP S&P 500 Index2 3	Calvert Research and Management	0.43	0.28	28.42	18.14	16.16

Seeks to provide a competitive total return through an actively managed portfolio of stocks, bonds, and money market instruments which offer income and capital growth opportunity.	Calvert VP SRI Balanced F	Calvert Research and Management	0.88	0.88	14.72	12.13	10.15

Seeks to provide long-term capital appreciation by investing primarily in a portfolio of the equity securities of mid-sized companies that are undervalued but demonstrate a potential for growth.	Calvert VP SRI Mid Cap	Calvert Research and Management	0.99	0.99	15.03	12.6	11.9

LiveWell Variable Annuity

Seeks capital appreciation.	ClearBridge Variable Aggressive Gr II [3]	Franklin Templeton Investments	1.05	1.05	10.04	11.38	13.53

Seeks dividend income, growth of dividend income and long-term capital appreciation.	ClearBridge Variable Dividend Strat II	Franklin Templeton Investments	1.01	1.01	26.61	15.12	13.69

Seeks long-term growth of capital.	ClearBridge Variable Large Cap Growth II	Franklin Templeton Investments	1.01	1.01	21.63	21.22	19.14

Seeks long-term growth of capital.	ClearBridge Variable Mid Cap II	Franklin Templeton Investments	1.1	1.1	28.39	13.98	14.04

Seeks long-term growth of capital.	ClearBridge Variable Small Cap Growth II	Franklin Templeton Investments	1.06	1.06	12.31	21.04	16.82

Seeks total return, consisting of long-term capital appreciation and current income.	Columbia VP Contrarian Core 2[2]	Columbia Threadneedle	0.99	0.98	23.96	17.26

Seeks to provide shareholders with a high level of current income and, as a secondary objective, growth of income and capital.	Columbia VP Dividend Opportunity 2[2]	Columbia Threadneedle	1.06	0.99	25.89	11.02	11.38

Seeks to provide shareholders with long-term capital growth.	Columbia VP Emerging Markets 2[2]	Columbia Threadneedle	1.48	1.39	-7.47	13.23	7.42

Seeks to provide shareholders with high total return through current income and, secondarily, through capital appreciation.	Columbia VP Emerging Markets Bond 2	Columbia Threadneedle	0.99	0.99	-2.45	3.92

LiveWell Variable Annuity

Seeks to provide shareholders with a high level of current income as its primary objective and, as its secondary objective, capital growth.	Columbia VP High Yield Bond 2[2]	Columbia Threadneedle	1.02	0.92	4.79	5.76	6.33

Seeks long-term growth of capital.	Columbia VP Select Large Cap Value 2	Columbia Threadneedle	0.96	0.96	25.98	12.45	13.95

Seeks to provide long-term capital appreciation.	Columbia VP Seligman Global Tech 2[2]	Columbia Threadneedle	1.44	1.24	38.68	31.09	23.86

Seeks total return, consisting of current income and capital appreciation.	Columbia VP Strategic Income 2[2]	Columbia Threadneedle	0.98	0.94	1.63	4.67	4.53

Seeks to provide current income as its primary objective and, as its secondary objective, preservation of capital.	Columbia VP US Government Mortgage 2	Columbia Threadneedle	0.71	0.71	-1.2	2.91	2.31

Seeks to provide total return.	Delaware Ivy VIP Asset Strategy II2 3	Ivy VIP Funds	1.02	0.87	10.44	11.36	8.01

Seeks to provide total return through a combination of capital appreciation and current income.	Delaware Ivy VIP Balanced II3	Ivy VIP Funds	1.03	1.03	15.97	11.73	10.16

Seeks to provide capital growth and appreciation.	Delaware Ivy VIP Energy II3	Ivy VIP Funds	1.38	1.38	42	-11.79	-4.25

Seeks to provide a high level of current income. Capital appreciation is a secondary objective.	Delaware Ivy VIP Global Bond II3	Ivy VIP Funds	1.28	1.28	-0.84	4.08	3.28

Seeks to provide total return.	Delaware Ivy VIP Global Equity Income II3	Ivy VIP Funds	1.03	1.03	16.97	8.69	9.86

LiveWell Variable Annuity

Seeks to provide growth of capital.	Delaware Ivy VIP Global Growth II3	Ivy VIP Funds	1.23	1.13	17.86	15.87	11.52

Seeks to provide growth of capital.	Delaware Ivy VIP Growth II3	Ivy VIP Funds	1.01	1.01	30.03	25.13	19.06

Seeks to provide total return through a combination of high current income and capital appreciation	Delaware Ivy VIP High Income II3	Ivy VIP Funds	0.97	0.97	6.06	5.48	6.6

Seeks to provide capital growth and appreciation.	Delaware Ivy VIP International Cor Eq II3	Ivy VIP Funds	1.17	1.17	14.18	8.01	7.77

Seeks to provide growth of capital.	Delaware Ivy VIP Mid Cap Growth II2 3	Ivy VIP Funds	1.15	1.1	16.36	24.85	17.05

Seeks to provide capital growth and appreciation.	Delaware Ivy VIP Natural Resources II3	Ivy VIP Funds	1.32	1.32	26.68	-0.72	-1.21

Seeks to provide growth of capital.	Delaware Ivy VIP Science and Tech II3	Ivy VIP Funds	1.16	1.16	15.17	23.88	19.46

Seeks to provide growth of capital.	Delaware Ivy VIP Small Cap Growth II3	Ivy VIP Funds	1.18	1.15	3.99	15.83	12.85

Seeks to provide capital appreciation.	Delaware Ivy VIP Smid Cap Core II3	Ivy VIP Funds	1.2	1.2	20.78	10.35	12.94

Seeks long-term capital growth.	Delaware VIP International Ser Std2 3	Delaware Funds by Macquarie	1.03	0.86	6.87	10.81	8.15

Seeks long-term capital growth.	Delaware VIP Opp Ser Standard2 3	Delaware Funds by Macquarie	0.97	0.83	23.13	12.32

Seeks high, long-term total investment return consistent with moderate investment risk.	Delaware VIP Total Return Ser Std2 3	Delaware Funds by Macquarie	1.06	0.86	16.37	7.57

	Donoghue Forlines Dividend VIT 12 3	Donoghue Forlines LLC	2.41	2.05	30.3	3.67	5.08

Seeks capital appreciation.	DWS Alternative Asset Allocation VIP B	DWS	1.18	1.18	12.35	5.59	3.89

Seeks to achieve a high rate of total return.	DWS CROCI US VIP B2 3	DWS	1.12	1.06	26.27	9.88	8.38

LiveWell Variable Annuity

Seeks to replicate, as closely as possible, before the deduction of expenses, the performance of the Standard & Poor’s 500 Composite Stock Price Index (the “S&P 500® Index”), which emphasizes stocks of large US companies.	DWS Equity 500 Index VIP B2	DWS	0.71	0.65	27.91	17.74	15.88

Seeks above-average capital appreciation over the long term.	DWS Global Small Cap VIP B2 3	DWS	1.39	1.1	14.65	9	8.91

Seeks a high level of current income.	DWS High Income VIP B2	DWS	1.3	1.11	3.79	5.71	5.84

Seeks to replicate, as closely as possible, before the deduction of expenses, the performance of the Russell 2000® Index, which emphasizes stocks of small US companies.	DWS Small Cap Index VIP B2	DWS	0.79	0.67	14.18	11.39	12.67

Seeks long-term capital appreciation.	DWS Small Mid Cap Value VIP B2 3	DWS	1.25	1.21	30.04	7.47	10.12

Seeks to provide a high level of current income.	Eaton Vance VT Floating-Rate Inc Init	Eaton Vance	1.2	1.2	3.63	3.19	3.53

The investment seeks total return. Under normal market conditions, the fund invests primarily in value stocks.	Eaton Vance VT Large-Cap Value Init2 3	Eaton Vance	2.99	1.2

Seeks high current income.	Federated Hermes High Income Bond II S2	Federated	1.09	1.06	4.44	5.28	6.06

LiveWell Variable Annuity

Seeks capital appreciation.	Federated Hermes Kaufmann II S	Federated	1.76	1.76	2.26	18.38	16.4

Seeks to achieve high current income and moderate capital appreciation.	Federated Hermes Managed Volatility II S	Federated	1.21	1.21	18.25	8.97	8.06

Seeks long-term capital appreciation.	Fidelity® VIP Contrafund Service 2	Fidelity Investments	0.86	0.86	27.51	19.87	16.35

Seeks capital appreciation.	Fidelity® VIP Emerging Markets Service 2	Fidelity Investments	1.17	1.17	-2.41	14.71	8.17

Seeks high total return.	Fidelity® VIP FundsManager 50% Service 2[2]	Fidelity Investments	0.95	0.8	9.88	9.75	8.18

Seeks high total return.	Fidelity® VIP FundsManager 70% Service 2[2]	Fidelity Investments	1.1	0.95	14.44	12.28	10.48

Seeks high total return.	Fidelity® VIP FundsManager 85% Service 2[2]	Fidelity Investments	1.18	1.03	17.64	14.22	12.14

Seeks as high a level of current income as is consistent with preservation of capital and liquidity.	Fidelity® VIP Government Money Mkt Svc 2[1] [3]	Fidelity Investments	0.49	0.49	0.01	0.77	0.39

Seeks to provide capital growth.	Fidelity® VIP Growth Opportunities Svc 2	Fidelity Investments	0.89	0.89	11.68	31.77	22.64

Seeks a high level of current income, while also considering growth of capital.	Fidelity® VIP High Income Service 2[3]	Fidelity Investments	0.92	0.92	4.29	4.78	5.36

Seeks capital appreciation.	Fidelity® VIP Intl Capital Apprec Svc 2	Fidelity Investments	1.09	1.09	12.11	16.56	12.88

Seeks as high a level of current income as is consistent with the preservation of capital.	Fidelity® VIP Investment Grade Bd Svc 2	Fidelity Investments	0.64	0.64	-0.9	4.08	3.29

Seeks long-term growth of capital.	Fidelity® VIP Mid Cap Service 2	Fidelity Investments	0.87	0.87	25.31	13.32	13

Seeks long-term growth of capital.	Fidelity® VIP Overseas Service 2[3]	Fidelity Investments	1.04	1.04	19.39	14.15	10.55

LiveWell Variable Annuity

Seeks above-average income and long-term capital growth, consistent with reasonable investment risk. The fund seeks to provide a yield that exceeds the composite yield of the S&P 500® Index.	Fidelity® VIP Real Estate Service 2	Fidelity Investments	0.91	0.91	38.64	9.05	10.14

Seeks a high level of current income. The fund may also seek capital appreciation.	Fidelity® VIP Strategic Income Service 2	Fidelity Investments	0.92	0.92	3.44	5.11	4.47

Seeks capital appreciation.	Fidelity® VIP Value Strategies Service 2[3]	Fidelity Investments	0.91	0.91	33.34	13.67	13.47

The investment seeks capital appreciation. It invests predominantly in common stock.	Franklin DynaTech VIP Fund—Class 2	Franklin Templeton Investments	0.94	0.94	16.14	23.64	16.66

Seeks to maximize income while maintaining prospects for capital appreciation.	Franklin Income VIP 2[2]	Franklin Templeton Investments	0.73	0.72	16.75	7.45	7.38

The investment seeks the highest total return (that is, a combination of income and long-term capital appreciation) over time consistent with its asset mix; to reduce volatility is a secondary objective.	Franklin Multi-Asst Dyn Mlt-Strat VIT II3	Franklin Templeton Investments	1.26	1.26	12.65	4.72	5.09

Seeks capital appreciation.	Franklin Mutual Global Discovery VIP 2[3]	Franklin Templeton Investments	1.22	1.22	19.13	6.42	8.47

LiveWell Variable Annuity

Seeks capital appreciation, with income as a secondary goal.	Franklin Mutual Shares VIP 2[3]	Franklin Templeton Investments	0.98	0.98	19.17	6.44	9

Seeks long-term capital appreciation, with preservation of capital as an important consideration.	Franklin Rising Dividends VIP 2	Franklin Templeton Investments	0.9	0.9	26.79	16.81	14.4

Seeks long-term capital appreciation.	Guggenheim Var Ser Q (Small Cap Value)[2]	Guggenheim Investments	1.29	1.14	26.18	6.76	10.21

Seeks to generate positive total returns over time.	Guggenheim VT Global Mgd Futures Strat[2]	Guggenheim Investments	1.91	1.83	0.94	2.06	-0.52

Seeks long-term capital appreciation.	Guggenheim VT Long Short Equity	Guggenheim Investments	1.73	1.73	23.8	6.51	5.83

Seeks long-term capital appreciation with less risk than traditional equity funds.	Guggenheim VT Multi-Hedge Strategies[2]	Guggenheim Investments	1.91	1.86	8.1	3.71	2.83

Seeks capital appreciation.	Invesco Oppenheimer VI Intl Gr II2	Invesco	1.4	1.25	10.12	11.65	9.47

Seeks capital appreciation.	Invesco V.I. Discovery Mid Cap Growth II2	Invesco	1.11	1.05	18.79	22.75	17.53

Seeks capital appreciation.	Invesco V.I. Main Street Small Cap II2	Invesco	1.16	1.05	22.26	13.46	14.4

Seeks total return with a low to moderate correlation to traditional financial market indices.	Invesco VI Balanced-Risk Allocation II2	Invesco	1.5	1.05	9.26	7.18	5.99

Seeks total return.	Invesco VI Core Bd II2	Invesco	1.19	1.02	-1.85	3.86	3.94

Seeks total return, comprised of current income and capital appreciation.	Invesco VI Core Plus Bond II2	Invesco	1.16	0.87	-1.01	4.4	4.52

Seeks to provide reasonable current income and long-term growth of income and capital.	Invesco VI Diversified Dividend II	Invesco	0.96	0.96	18.59	8.1	11.61

LiveWell Variable Annuity

The investment seeks to achieve a high level of total return on its assets through a combination of capital appreciation and current income.	Invesco VI Equally Wtd S&P 500 II	Invesco	0.58	0.58	28.88	15.14	14.91

Seeks both capital appreciation and current income.	Invesco VI Equity and Income II2	Invesco	0.83	0.82	18.35	9.26	10.28

Seeks capital appreciation.	Invesco VI Global II2	Invesco	1.06	1.02	15.17	17.88	13.96

Seeks capital appreciation.	Invesco VI Main Street II2	Invesco	1.09	1.05	27.23	15.36	14.77

Seeks long-term growth of capital.	Invesco VI Small Cap Equity II	Invesco	1.21	1.21	20.09	13.15	12.01

Seeks long-term capital growth, consistent with preservation of capital and balanced by current income.	Janus Henderson VIT Balanced Svc	Janus Henderson	0.87	0.87	16.91	14.1	11.53

Seeks long-term growth of capital.	Janus Henderson VIT Enterprise Svc	Janus Henderson	0.97	0.97	16.54	18.84	16.93

Seeks to obtain maximum total return, consistent with preservation of capital.	Janus Henderson VIT Flexible Bond Svc[2]	Janus Henderson	0.85	0.82	-1.11	3.98	3.43

Seeks long-term growth of capital.	Janus Henderson VIT Glb Tech&Innvt Svc	Janus Henderson	0.99	0.99	17.75	30.32	22.96

Seeks long-term growth of capital.	Janus Henderson VIT Global Rsrch Svc	Janus Henderson	1.09	1.09	17.8	16.41	13.31

Seeks capital appreciation.	Janus Henderson VIT Mid Cap Value Svc[2]	Janus Henderson	1.06	1.05	19.42	8.48	10.02

Seeks long-term growth of capital.	Janus Henderson VIT Overseas Svc	Janus Henderson	1.08	1.08	13.29	13.08	5.98

LiveWell Variable Annuity

Seeks long-term growth of capital.	Janus Henderson VIT Research Svc[3]	Janus Henderson	0.85	0.85	20.05	21.68	17.16

Seeks growth of capital.	JHVIT Financial Industries II2	John Hancock	1.14	1.13	29.38	11.25	12.64

Seeks long-term growth of capital.	JHVIT Fundamental All Cap Core II2 3	John Hancock	0.96	0.95	30.34	19.94	17.7

Seeks income and capital appreciation.	JHVIT Select Bond II2	John Hancock	0.85	0.84	-1.39	3.71	3.11

Seeks a high level of current income.	JHVIT Strategic Income Opportunities II2	John Hancock	0.96	0.95	0.7	3.82	4.58

Seeks total return.	Lazard Ret Global Dyn Multi Asst Svc[2]	Lazard	1.25	1.08	11.94	8.4

Seeks long-term capital appreciation.	Lazard Retirement International Eq Ser[2]	Lazard	1.27	1.17	5.83	7.86	7.13

Seeks high current income and the opportunity for capital appreciation to produce a high total return.	Lord Abbett Series Bond-Debenture VC	Lord Abbett	0.91	0.91	3.28	5.66	6.33

Seeks long-term growth of capital.	Lord Abbett Series Developing Growth VC2 3	Lord Abbett	1.24	1.04	-2.75	24.69	17.25

Seeks long-term growth of capital and income without excessive fluctuations in market value.	Lord Abbett Series Fundamental Eq VC2	Lord Abbett	1.19	1.08	27.31	10.23	11.33

Seeks a high level of income consistent with preservation of capital.	Lord Abbett Series Short Duration Inc VC	Lord Abbett	0.86	0.86	0.63	2.42

Seeks capital appreciation.	MFS® VIT II Blended Rsrch Core Eq Svc	MFS	0.7	0.7	29.18	16.25	15.08

Seeks total return with an emphasis on current income, but also considering capital appreciation.	MFS® VIT II Corporate Bond Service[2]	MFS	0.95	0.88	-1.66	4.97	4.59

Seeks capital appreciation.	MFS® VIT II Emerging Markets Equity Svc[2]	MFS	1.98	1.48	-7.02	7.82	3.72

Seeks total return.	MFS® VIT II Global Tactical Allc Svc	MFS	1.08	1.08	2.58	5.52	5.27

LiveWell Variable Annuity

Seeks capital appreciation.	MFS® VIT II International Intrs Val Svc[2]	MFS	1.17	1.15	10.28	13.78	12.16

Seeks capital appreciation.	MFS® VIT II Technology Svc	MFS	1.2	1.2	13.43	26	20.52

Seeks total return.	MFS® VIT III Global Real Estate Service[2]	MFS	1.27	1.17	29.87	12.71	11.91

Seeks capital appreciation.	MFS® VIT New Discovery Svc[2]	MFS	1.2	1.12	1.57	21	15.87

Seeks total return.	MFS® VIT Utilities Series Service	MFS	1.04	1.04	13.82	11.61	9.65

Seeks maximum long-term return, consistent with preservation of capital and prudent investment management.	PIMCO Dynamic Bond Adv	PIMCO	1.12	1.12	1.19	3.29	2.84

Seeks total return which exceeds that of a blend of 60% MSCI World Index/40% Barclays U.S. Aggregate Index.	PIMCO Glbl Mgd Ast Allc Ptf Adv[2]	PIMCO	1.44	1.24	12.6	10.59	6.03

Seeks maximum total return, consistent with preservation of capital and prudent investment management.	PIMCO Global Bond Opps (Unhedged) Adv[3]	PIMCO	1.03	1.03	-4.25	3.01	1.44

Seeks maximum current income with long-term capital appreciation as a secondary objective.	PIMCO Income Advisor	PIMCO	0.94	0.94	1.89	4.95

LiveWell Variable Annuity

Seeks maximum total return, consistent with preservation of capital and prudent investment management.	PIMCO International Bond (USD-Hdg) Adv	PIMCO	1.04	1.04	-2.05	2.95	4.29

Seeks maximum real return, consistent with preservation of real capital and prudent investment management.	PIMCO VIT All Asset Adv[2]	PIMCO	1.48	1.38	16.04	8.45	5.91

Seeks maximum real return consistent with prudent investment management.	PIMCO VIT CommodityRealReturn® Strat Adv[2]	PIMCO	1.48	1.34	33.11	5.61	-1.98

Seeks maximum total return, consistent with preservation of capital and prudent investment management.	PIMCO VIT Emerging Markets Bond Adv	PIMCO	1.2	1.2	-2.66	4.44	4.31

Seeks maximum total return, consistent with preservation of capital and prudent investment management.	PIMCO VIT High Yield Adv	PIMCO	0.89	0.89	3.53	5.36	5.96

Seeks maximum total return, consistent with preservation of capital and prudent investment management.	PIMCO VIT Low Duration Adv	PIMCO	0.79	0.79	-1.03	1.44	1.49

Seeks maximum real return, consistent with preservation of real capital and prudent investment management.	PIMCO VIT Real Return Adv	PIMCO	0.94	0.94	5.48	5.23	2.95

Seeks maximum current income, consistent with preservation of capital and daily liquidity.	PIMCO VIT Short-Term Adv	PIMCO	0.72	0.72	-0.16	1.68	1.54

LiveWell Variable Annuity

Seeks maximum total return, consistent with preservation of capital and prudent investment management.	PIMCO VIT Total Return Adv	PIMCO	0.79	0.79	-1.36	3.83	3.33

Seeks current income from an investment grade portfolio with due regard to preservation of capital and prudent investment risk. The portfolio also seeks a relatively stable level of dividends; however, the level of dividends will be maintained only if consistent with preserving the investment grade quality of the portfolio.	Pioneer Bond VCT ll	Amundi US	0.9	0.9	0.22	3.96	3.86

Seeks current income and long-term growth of capital from a portfolio consisting primarily of income producing equity securities of U.S. corporations.	Pioneer Equity Income VCT II	Amundi US	1.05	1.05	25.33	10.46	12.15

Seeks to maximize total return through a combination of income and capital appreciation.	Pioneer High Yield VCT II2 3	Amundi US	1.36	1.18	5.45	4.78	5.91

LiveWell Variable Annuity

Seeks a high level of current income.	Pioneer Strategic Income VCT II2	Amundi US	1.6	1.04	1.73	4.21	4.21

Seeks reasonable income and capital growth.	Pioneer VCT II	Amundi US	1.04	1.04	27.65	19.85	15.9

Seeks total return from income and capital appreciation. Capital preservation is a secondary objective.	Power Income VIT 22 3	Donoghue Forlines LLC	3.34	2.78

Seeks long-term growth of capital.	Principal Blue Chip 3[2]	Principal Funds	1.12	1.05	24.72

Seeks to provide as high a level of total return (consisting of reinvested income and capital appreciation) as is consistent with reasonable risk.	Principal Diversified Balanced 3	Principal Funds	0.64	0.64	10.65	9.66	8.5

Seeks to provide long-term capital appreciation.	Principal Diversified Growth 3	Principal Funds	0.66	0.66	14.63	11.5	10.24

Seeks to provide a high level of total return (consisting of reinvestment of income with some capital appreciation).	Principal Diversified Income 3	Principal Funds	0.62	0.62	6.78	7.77

Seeks to provide current income and long-term growth of income and capital.	Principal Equity Income 3	Principal Funds	0.88	0.88	21.97	13.79	13.02

The investment seeks long-term capital appreciation.	PSF Mid-Cap growth Portfolio II [3]	PGIM Investments	1.07	1.07	10.23	19.99	15.1

LiveWell Variable Annuity

Seeks long-term growth of capital.	PSF Natural Resources Portfolio II2 3	PGIM Investments	0.97	0.96	25.03	4.58	-0.52

Seeks long-term growth of capital.	PSF PGIM Jennison Focused Blend Port II3	PGIM Investments	1.26	1.26	16.35	18.97	14.58

Seeks long-term growth of capital.	Royce Capital Micro-Cap Svc2 3	Royce Investment Partners	1.72	1.58	29.52	12.7	8.98

Seeks long-term growth of capital.	Royce Capital Small-Cap Svc[2]	Royce Investment Partners	1.43	1.33	28.45	6.28	8.37

Seeks capital appreciation by investing in companies that are involved in the biotechnology industry, including companies involved in research and development, genetic or other biological engineering, and in the design, manufacture, or sale of related biotechnology products or services.	Rydex Var Biotechnology[3]	Rydex Funds	1.82	1.82	1.42	12.45	15.86

Seeks to provide investment results that match, before fees and expenses, the performance of a benchmark for large-cap growth securities on a daily basis. The fund’s current benchmark is the S&P 500 Pure Growth Index.	Rydex Var S&P 500 Pure Growth	Rydex Funds	1.73	1.73	27.59	19.28	16.25

LiveWell Variable Annuity

Seeks to provide investment results that match, before fees and expenses, the performance of a benchmark for mid-cap growth securities on a daily basis. The fund’s current benchmark is the S&P MidCap 400 Pure Growth Index.	Rydex Var S&P MidCap 400 Pure Growth[3]	Rydex Funds	1.72	1.72	12.21	11.31	10.54

Seeks to provide long-term capital growth; income is a secondary objective.	T. Rowe Price Blue Chip Growth Port II2	T. Rowe Price	1.1	1	17.33	22.96	18.93

Seeks long-term capital appreciation.	T. Rowe Price Health Sciences Port II2	T. Rowe Price	1.2	1.19	12.83	19.22	20.13

Seeks long-term capital appreciation.	Templeton Developing Markets VIP 2	Franklin Templeton Investments	1.44	1.44	-5.74	10.6	4.84

Seeks long-term capital growth.	Templeton Foreign VIP 2[2]	Franklin Templeton Investments	1.13	1.11	4.16	2.71	4

Seeks high current income, consistent with preservation of capital, with capital appreciation as a secondary consideration.	Templeton Global Bond VIP 2[2]	Franklin Templeton Investments	0.79	0.74	-4.99	-0.94	1.13

Seeks long-term capital appreciation by investing primarily in hard asset securities. Income is a secondary consideration.	VanEck VIP Global Resources Fund S	VanEck	1.38	1.38	18.68	1.99	-0.37

LiveWell Variable Annuity

Seeks to maximize total return, consistent with prudent investment management and liquidity needs, by investing to obtain an average duration within 30% of the average duration of the domestic bond market as a whole.	Western Asset Core Plus VIT II2	Franklin Templeton Investments	0.83	0.79	-2.19	4.18	5.1

Seeks to maximize total return.	Western Asset Variable Glbl Hi Yld Bd II	Franklin Templeton Investments	1.11	1.11	1.04	5.1	5.53

[1]	During periods of low interest rates, the yields of the money market investment option may become extremely low and possibly negative.
[2]

This Investment Option is subject to an expense reimbursement and/or fee waiver arrangement resulting in a temporary expense reduction. See the Investment Option’s prospectus for additional information.

[3]	This Investment Option is closed to new investors.

SUMMARY PROSPECTUS BACK COVER

This Summary Prospectus incorporates by reference the Livewell Variable Annuity Prospectus and Statement of Additional Information (SAI), both dated February 22, 2022, as amended and supplemented.

The Statement of Additional Information (SAI) can provide you with more detailed information about Midland National Life Insurance Company and the Midland National Life Separate Account C including more information about commissions and distribution expenses. A free copy of the SAI can be obtained by contacting your registered representative or by contacting our Customer Service Center at:

P.O. Box 9261

Des Moines, Iowa, 50306-9261

Phone: (866) 747-3421

Facsimile: (866) 511-7038

Information about Midland National Life Insurance Company can be reviewed and copied at the SEC’s Public Reference Room in Washington, DC. Information on the operation of the public reference room may be obtained by calling the SEC at 202-551-8090. Reports and other information about Midland National Life Insurance Company are also available on the SEC’s Internet site at http://www.sec.gov. Copies of this information may be obtained, upon payment of a duplicating fee, by electronic request at the following email address: publicinfo@sec.gov.

EDGAR Contract Identifier: C000107223

LiveWell Variable Annuity